Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

REalloys Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	457(r)		$			$0.0001381	$
Fees to be Paid	Equity	Preferred Stock, $0.001 par value per share	(2)	457(r)					0.0001381
Fees to be Paid	Debt	Debt Securities	(3)	457(r)					0.0001381
Fees to be Paid	Other	Warrants	(4)	457(r)					0.0001381
Fees to be Paid	Other	Subscription Rights	(5)	457(r)					0.0001381
Fees to be Paid	Other	Units	(6)	457(r)					0.0001381
Fees to be Paid	Other	Common Stock, $0.001 par value per share	(7)	Other	7,017,540		$14.52	$101,894,680.80	0.0001381		$14,071.66

Total Offering Amounts:								$101,894,680.80			14,071.66
Total Fees Previously Paid:											0.00
Total Fee Offsets:											0.00
Net Fee Due:											$14,071.66

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Offering Note(s)

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of subscription rights, and such indeterminate number of units as may be sold from time to time by the Registrant. The securities registered hereunder also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum offering price per unit and maximum aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.c. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act, to defer payment of the registration fee, other than the registration fee due in connection with 7,017,540 of shares of common stock being registered for resale pursuant to the prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(2)	See Footnote 1.
(3)	See Footnote 1.
(4)	See Footnote 1.
(5)	See Footnote 1.
(6)	See Footnote 1.
(7)	Represents an aggregate of 7,017,540 shares of Common Stock being registered for resale. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on June 26, 2026, which such date is within five business days of the filing of this registration statement, of $14.52 per share.